Filed Pursuant to Rule 424(b)(5)

Registration No. 333-211374

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 27, 2016)

5,714,286 Shares

Common Stock

We are offering 5,714,286 shares of our common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol “RESN.” On March 22, 2018, the last reported sale price for our common stock on The NASDAQ Capital Market was $3.77 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$3.50	$20,000,001
Underwriting Discount (1)	$0.21	$1,200,000
Proceeds, Before Expenses, to Resonant Inc.	$3.29	$18,800,001

(1)  In addition, we have agreed to reimburse up to $100,000 of the out-of-pocket fees and expenses of the underwriter in connection with this offering. See “Underwriting” beginning on page S-28 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriter the 30-day option to purchase up to an additional 857,142 shares of our common stock at the public offering price, less the underwriting discount to cover over-allotments, if any.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

We anticipate that delivery of the shares of common stock will be made on or about March 27, 2018.

Sole Book-Running Manager

Needham & Company

Co-Managers

National Securities Corporation           Craig-Hallum Capital Group

The date of this prospectus supplement is March 22, 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document.  This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-211374) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $35.0 million.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

This document is in two parts.  The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.  The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the common stock.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus.  We have not, and the underwriter has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.  It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision.  You should also read and consider the information in the documents we have referred you to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” below.

This prospectus supplement and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Resonant” refer to Resonant Inc. and its subsidiaries.

S-ii

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in the shares.  You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Resonant Inc.

Resonant is a late-stage development company that has created an innovative software, intellectual property, or IP, and services platform that has the ability to increase designer efficiency, reduce the time to market and lower unit costs in the designs of filters for radio frequency, or RF, front-ends for the mobile device industry.  The RF front-end, or RFFE, is the circuitry in a mobile device responsible for analog signal processing and is located between the device’s antenna and its digital circuitry.  The software platform we are developing is based on fundamentally new technology that we call Infinite Synthesized Networks®, or ISN®, to configure and connect resonators, the building blocks of RF filters.  Filters are a critical component of the RF front-end used to select desired radio frequency signals and reject unwanted signals.  Our ISN® platform allows us to develop unique, custom designs that address the increasing complexity of the RFFE due to carrier aggregation (the combining of multiple frequencies into a single data stream to increase throughput through higher data rates), or CA, by both reducing the size of the filter and improving performance.  Our goal is to utilize our ISN® platform to support our customers in reducing their time to develop complex filter and module designs, to access new classes of filter designs, and to do it more cost effectively.

We are commercializing our technology through the creation of filter designs that address the problems in the high growth RFFE industry created by the growing number of frequency bands in mobile devices. The worldwide adoption of Long Term Evolution, or LTE, as the global standard, and the use of mobile devices to access the Internet, has resulted in massive proliferation of frequency bands which, when combined with CA for higher data rates and multiple input multiple output, or MIMO, has resulted in an ever-increasing number and complexity of filters in the RFFE.  We have developed and continue to expand a series of single-band designs for frequency bands presently dominated by larger and more expensive bulk acoustic wave, or BAW, filters.  We are also developing multiplexer filter designs for two or more bands to address the CA requirements of our customers. We are using our ISN® platform to efficiently integrate these designs into RF modules for our module customers.  Finally, we are developing unique filter designs, enabled by ISN®, to replace multiple filters and associated componentry for many bands, with higher performance. Currently, we are leveraging ISN® to develop these designs targeted for either the Surface Acoustic Wave (SAW) or Temperature Compensated, Surface Acoustic Wave (TC-SAW) manufacturing processes.  In order to succeed, we must convince RFFE suppliers that our filter designs can significantly reduce the size and cost of their products.

We believe licensing our designs is the most direct and effective means of validating our ISN® platform and related IP libraries to address this rapidly growing market.  Our target customers make part or all of the RFFE.  We intend to retain ownership of our designs, and we expect to be compensated through license fees and royalties based on sales of RFFE filters that incorporate our designs.  We currently do not intend to manufacture or sell any physical products or operate as a contract design company developing designs for a fee.

We were incorporated in Delaware in January 2012. Our principal executive offices are located at 110 Castilian Drive, Suite 100, Goleta, California 93117, and our telephone number at this location is (805) 308-9803.  Our website address is www.resonant.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

The Offering

Issuer	Resonant Inc.

Common stock offered by us	5,714,286 shares

Common stock to be outstanding
after the offering	25,668,293 shares

Use of Proceeds	We currently anticipate that the net proceeds from the sale of the common stock will be used for working capital and other general corporate purposes. See “Use of Proceeds” on page S-24.

Risk Factors	See “Risk Factors” beginning on page S-3 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	RESN

The number of shares of our common stock to be outstanding after the offering assumes no exercise of the underwriter’s over-allotment option and is based on 19,954,007 shares of our common stock outstanding as of March 20, 2018 and excludes:

•                 1,108,277 shares of our common stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $4.89 per share;

•                 1,557,198 shares of our common stock issuable upon the release of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $5.11 per share; and

•                 2,572,601 shares of our common stock available for issuance or future grant pursuant to our equity incentive plan; and

•                 3,465,256 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.52 per share.

Unless otherwise stated, the information in this prospectus supplement assumes that the underwriter has not exercised its option to purchase additional shares from us to cover over-allotments.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risks and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and related notes, before deciding whether to purchase shares of our common stock.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.  The occurrence of any of the following risks could materially and adversely harm our business, financial condition or prospects.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Business and Our Industry

We may require additional capital to continue operations in the future, which capital may not be available on terms acceptable to us, if at all.

Our consolidated financial statements account for the continuation of our business as a going concern.  We are subject to the risks and uncertainties associated with a new business.  Our principal source of liquidity as of December 31, 2017 consists of existing cash and cash equivalents of $19.5 million. During the year ended December 31, 2017, we used $15.6 million of cash and investments for operating activities, the purchase of property and equipment, and expenditures for patents.  Due to these conditions, along with planned growth, substantial doubt exists as to our ability to continue as a going concern. After evaluation of these conditions, we believe our current resources will provide sufficient funding for planned operations into the second half of 2018.  If necessary, we will seek to raise additional capital from the sale of equity securities or the incurrence of indebtedness to allow us to continue operations. There can be no assurance that additional financing will be available to us on acceptable terms, or at all.  Additionally, if we issue additional equity securities to raise funds, whether to existing investors or others, the ownership percentage of our existing stockholders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of common stock.  Additionally, we may be limited as to the amount of funds we can raise pursuant to SEC rules and the continued listing requirements of NASDAQ. If we cannot raise needed funds, we might be forced to make substantial reductions in our operating expenses, which could adversely affect our ability to implement our business plan and ultimately our viability as a company. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We have a history of operating losses and we may never achieve or maintain profitability or positive cash flows.

We have a limited operating history and utilize planned milestones for investors to evaluate our progress. We have generated minimal revenues and we have a history of losses from operations with an accumulated deficit as of December 31, 2017 of $67.8 million. Our operations have been funded with initial capital contributions, proceeds from the sale of equity securities and debt.  We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to refine existing technology, develop new technology, improve our operating infrastructure or acquire complementary businesses and technologies.  Our ability to generate revenues and achieve profitability and, ultimately, positive cash flows, may depend on whether we can obtain additional capital when we need it and will depend on whether we continue to refine our technology and find additional customers who will license our designs.  There can be no assurance that we will ever generate adequate revenues to achieve profitability and positive cash flows.

Our business model is based on licensing filter designs, which is unproven.  Historically, our target customers have relied on their own filter designs or purchased finished filters from a manufacturer, and have not licensed third-party designs.  Consequently, we may not succeed in our licensing strategy, which would require us to adopt a new business model and would have a material adverse effect on our potential for generating revenues and potentially threaten our viability.

Our business model is based on licensing our proprietary filter designs.  We do not intend to manufacture or sell any physical products or operate as a contract design company developing designs for a fee.  We believe licensing our designs is the most direct and effective means of delivering our solutions to the market. We intend to retain ownership of our designs and charge royalties based on sales of filters and RFFE modules that incorporate our designs.

Our target customers either make part or all of the RFFE.  These customers have historically used their own filter designs or purchased finished filters from a manufacturer.  Our business model is new to the filter industry, and although we have encountered some resistance to our licensing strategy, initial royalty payments have been received.  The failure to scale our business model would have a material adverse effect on our potential for generating revenues and potentially threaten our viability.

We may not be able to complete some of our designs because they do not meet our customers’ expectations.  Even if we succeed in developing a design that meets all of a customer’s requirements, the customer could decline to use our design in their products.  Further, our customer’s product could fail in the marketplace.  Any of these events would have a material adverse effect on our business and potentially threaten our viability.

We are currently working on filter designs for customers that have given us stringent performance specifications. In addition, some of our customers have shipped pre-production sample filter quantities of our designs to their customers for further evaluation. In the case of a few of our early designs, mass production has commenced. However, the filter qualification process is demanding and some designs will not result in volume production.  If successfully developed and selected by our customer, our designs will compete against other technologies for inclusion in our customers’ products. Our customers’ final products will then compete against other products and technologies for inclusion in mobile devices in the marketplace.  There can be no assurance that we can complete our designs, that our final designs will have acceptable performance and meet our customers’ specifications, or if our pre-production sample filter shipments will be selected for production.  Even if our filter designs have acceptable performance, there are a number of other considerations influencing the customer’s decision whether to use our design, such as packaging type and manufacturing cost, many of which are beyond our control. The decision to use our designs is solely within our customers’ discretion. Further, if our filter design is selected by a customer for inclusion in its design or product, there is no guarantee that the customer’s design or product will be selected for inclusion in mobile devices.  The failure of a significant number of our designs to be selected at the design stage or the device stage would have a material adverse effect on our business and potentially threaten our viability.

We are not a filter manufacturer, and thus we are reliant on filter fabricators or manufacturers to manufacture filters from our designs. For some of our customers that will not manufacture our design themselves, we may be required to have our customer approve the filter manufacturer, and the customer will not license our design unless the manufacturer can demonstrate the ability to economically produce the duplexer design in large volumes.

Even though some of our designs have reached commercialization on a small scale, and we believe our future completed designs can be manufactured using existing technology, we remain dependent on the manufacturer’s filter fabrication processes and capabilities for our filter designs.  Even with a fully compliant duplexer design, the customer may not license our design unless the manufacturer can demonstrate the ability to economically produce the design in large volumes.  We do not have any control over the manufacturer.  We cannot assure you that the manufacturer will have the necessary technology, skills and resources to successfully manufacture of our design in commercial quantities.

Our designs will be complex and may prove difficult to manufacture in commercial quantities.  We will be relying on our customers and filter fabricators or manufacturers to build our designs.  Our business could fail if they encounter difficulties manufacturing our designs in commercial quantities.

We continue to develop complex RF designs, which is inherently challenging.  Only a few of our designs are currently in production. We rely on our customers and filter fabricators or manufacturers to manufacture our designs.  They will need to manufacture our designs in commercial quantities at an acceptable cost, and have little or no control over the manufacturing process.  They must also operate and maintain sophisticated manufacturing equipment, and equipment failures can have adverse consequences on production volumes, yields and schedules.  They may encounter difficulties in scaling up production of our designs, including problems with quality control, raw material and component supply shortages, low manufacturing yields, increased costs, shortages of qualified personnel and/or difficulties associated with compliance with regulatory requirements.  Any of these problems may adversely affect the timing and amount of our future revenues. Additionally, if our customers and their suppliers encounter difficulties manufacturing our designs in commercial quantities, our business could fail.

Our business success relies on manufacturers to fabricate our designs, and market acceptance of our designs could be adversely affected if the manufacturers decline to manufacture our designs.

We are a filter design company and will not commercially manufacture any products.  Our business model is to license our designs to customers, who will manufacture our designs themselves or rely on third party manufacturers, commonly referred to as foundries, to fabricate our designs for integration into the customer’s overall product.  Many foundries offer potentially competitive filter technology as part of their standard product line or offer the services of in-house design teams which may consider us competition.  In this case, our customers may face resistance by their foundries to manufacture our designs.  We believe the economics can be structured to make it attractive to the foundries to manufacture our designs for our potential customers but we cannot be assured of the success in convincing them of the value of manufacturing our designs.  The reluctance of foundries to manufacture our designs could adversely affect the market acceptance of our designs.

We develop and test our designs under laboratory conditions using low volume production samples.  Once in production, our designs may not perform as well, or prove unreliable, due to manufacturing variations and operating conditions.  This could adversely affect our business.

We develop and test our designs under laboratory conditions using low volume production samples.  The transition from product development to commercial production requires high volume manufacturing which introduces product variations.  These variations can adversely affect performance and reliability.  Similarly, our designs may not perform as well or prove sufficiently reliable under actual operating conditions.  This could adversely affect our business.

We perform failure analysis and reliability testing of our customers’ parts that use our designs. If our analysis and testing prove to be faulty and our customers rely upon such information, our reputation could be damaged and our future business and revenues could be adversely affected.

We perform failure analysis and reliability testing of our customers’ parts.  In the event our analysis and testing prove to be faulty or insufficient, including due to failure of our laboratory equipment or human error, and our customers rely upon the results we provide, our reputation may be damaged, and customers may be reluctant to utilize our services or license our designs. This could harm our ability to attract customers and negatively impact our financial results, and may result in claims against us by our customers or others.

We have completed and continue to actively work on filter designs with, and expect to derive all of our revenues from, a small number of customers.  Our failure to retain or expand customer relationships will have an adverse effect on our revenues.

We have completed and are currently working on filter designs with, and expect to derive our revenues from, a small number of customers.  Our failure to retain or expand customer relationships, or any problems we experience in collecting receivables from them, would harm our financial condition and results of operations.  Additionally, our industry is experiencing consolidation among suppliers and manufacturers of RF front-end components and modules, including activities of module suppliers who vertically integrate by acquiring component suppliers and fabs.  This may lead to fewer customers, reduced demand for our designs and replacement of our designed products by the consolidated company. Any of these possibilities could adversely affect our business, financial condition and results of operations.

We are a solutions company, providing designs based on our ISN® software platform, intellectual property and design team.  We license our designs to manufacturers of RFFEs, RFFE sub-systems and components for mobile devices.  If our designs do not achieve widespread market acceptance among RFFE manufacturers, we will not be able to generate the revenue necessary to support our business.

Achieving additional acceptance among RFFE manufacturers of our designs will be crucial to our continued success.  We have a limited history of marketing designs and we may fail to generate significant interest in our designs. These and other factors may affect the rate and level of market acceptance, including:

•                   our royalty fees and the cost of our designed filters relative to other competing designs and technologies;

•                   perception by RF front-end manufacturers and mobile device manufacturers;

•                   press and blog coverage, social media coverage, and other publicity and public relations factors which are not within our control; and

•                   regulatory developments related to manufacturing, marketing and selling our designs.

If we are unable to achieve or maintain market acceptance, our business would be harmed.

The complexity of our designs could result in unforeseen delays or expenses from latent defects that could reduce the market acceptance for our designs, damage our reputation and adversely affect our future revenues and operating costs.

We are developing highly complex filters designs using a new approach.  We have produced only a limited number of designs that have gone into commercial production and therefore cannot be certain our methods and testing procedures are adequate to detect latent design defects.  If any of our designs contain latent defects, we may be unable to correct these problems.  Consequently, our reputation may be damaged and customers may be reluctant to buy our designs, which could harm our ability to attract customers and negatively impact our financial results.  These problems may also result in claims against us by our customers or others.

Failures in the products or services of our customers, including those resulting from defects or errors, could result in decreased sales and harm our business.

Our success depends in large part on the demand for mobile wireless devices and other products that incorporate our proprietary filter designs.  Our customers’ products are inherently complex and may contain defects or errors unrelated to our designs that are detected only when the products are in use.  Any defects or errors in the products of our customers could result in product recalls or the discontinuation of those products, which could have an adverse impact on our operating results due to a delay or decrease in demand for our designs.  Further, security failures, defects or errors in mobile wireless devices, such as the issues with the Galaxy Note 7 that caused Samsung to discontinue that product, have led to increased scrutiny of component suppliers.  If our customers do not perceive our designs, or if mobile device manufacturers do not perceive the products of our customers, to be of high quality, or if we or our customers are unable or unwilling to comply with heightened quality assurance requirements of mobile device manufacturers, we may be unsuccessful in having our designs incorporated into finished products.

Our designs may not gain widespread acceptance unless they offer greater benefits to our customers than offered by competing RF filter designs.

RF front-end manufacturers are primarily concerned with the cost, size and performance of RF filters. Our designs may not gain widespread acceptance unless, as compared to competing RF filter designs, they are smaller in size, can be fabricated at reduced cost or designed in less time, or improve performance. There can be no assurance that our SAW or TC-SAW filter designs will cost sufficiently less to manufacture than existing BAW filters, or can be designed in less time, to prove economically attractive to RF front-end manufacturers or that our filter designs will be smaller in size or perform better.

Our technologies have only limited verification in practice or on a commercial scale.

Our technologies have been subject to only limited testing on a commercial scale.  There is no assurance that we will be able to fully develop designs that will transition into production or license our proposed designs on a timely basis, or at all.

Our development cycles are long and our final designs may no longer remain competitive upon completion.

We operate in an industry which is subject to rapidly evolving technologies.  Because our designs are expected to have long development cycles, we must anticipate changes in the marketplace and the direction of technological innovation and customer demands.  To compete successfully, we will need to demonstrate the advantages of our designs and technologies.

Our industry is subject to intense competition and rapid technological change, which may result in designs, products or new solutions that are superior to our designs under development.  If we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our designs may become less useful or obsolete and our operating results will suffer.

We operate in an industry which is subject to intense and increasing competition. Our future success will depend in large part on our ability to establish and maintain a competitive position in current and future technologies.  Rapid technological development may render our designs and technologies obsolete.  Many of our competitors have or may have greater engineering, sales, marketing, operational, corporate and financial resources, and more experience in research and development than we have.  We cannot assure you that our competitors will not succeed in developing or marketing technologies or products that are more effective or commercially attractive than our designs or that would render our technologies and designs obsolete.  We may not have or be able to raise or develop the financial resources, technical expertise, or support capabilities to compete successfully in the future.  Our success will depend in large part on our ability to maintain a competitive position with our technologies.

If our principal end markets fail to grow or experience declines, our net revenue may not meet our business plan expectations.

Our initial designs are being incorporated into mobile wireless devices.  Accordingly, demand for our designs is dependent on the ability of mobile wireless device manufacturers to successfully sell wireless devices that incorporate our designs.  We cannot be certain whether these manufacturers will be able to create or sustain demand for their wireless devices that contain our designs or how long they will remain competitive in their business, if at all.  The success of these mobile wireless device manufacturers and the demand for their wireless devices can be affected by a number of factors, including, but not limited to:

•                   market acceptance of their mobile wireless devices that contain our designs;

•                   the impact of slowdowns or declines in sales of mobile wireless devices in general;

•                   their ability to design products with features that meet the evolving tastes and preferences of consumers;

•                   fluctuations in foreign currency;

•                   relationships with wireless carriers in particular markets;

•                   the implementation of, or changes to, mobile wireless device certification standards and programs;

•                   technological advancements in the functionality and capabilities of mobile wireless devices;

•                   the imposition of restrictions, tariffs, duties, or regulations by U.S. or foreign governments on mobile wireless device manufacturers;

•                   failure to comply with governmental restrictions or regulations;

•                   cost and availability of components for their products; and

•                   inventory levels in the sales channels into which mobile wireless device manufacturers sell their products.

Our intellectual property rights may not be adequate to protect our business

Our success depends significantly on our ability to obtain, maintain and protect our proprietary rights to the technologies used in products incorporating our technologies. We currently hold patents related to various elements of our technology and we also have patent applications currently pending before the United States Patent Office and other patent offices around the world. No assurances can be given that any patent will be issued on our pending patent applications or any other application that we may file in the future or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented.

Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our intellectual property without compensating us, thereby eroding our competitive advantages and harming our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop under the intellectual property laws of the United States, so that we can prevent others from using our inventions and proprietary information.  If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be adversely affected.  We rely on trademark, copyright, mask works, trade secret and patent laws, confidentiality procedures and contractual provisions to protect our proprietary methods and technologies.  We currently hold patents and have pending patent applications related to our technology solutions.  Valid patents may not be issued from our pending applications, and the claims allowed on any issued patents may not be sufficiently broad to protect our technology or offerings and services.  Any patents we currently hold or that may be issued to us in the future may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide us with adequate defensive protection or competitive advantages.  Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.

Policing unauthorized use of our technology is difficult.  Additional uncertainty may result from changes to intellectual property legislation enacted in the United States, including the recent America Invents Act, and other countries and from interpretations of the intellectual property laws of the United States and other countries by applicable courts and agencies.  In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those of the United States, and mechanisms for enforcement of our proprietary rights in such countries may be inadequate.  From time to time, legal action by us may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement.  Such litigation could result in substantial costs and the diversion of limited resources and could negatively affect our business, operating results and financial condition.  If we are unable to protect our proprietary rights (including aspects of our technology platform) we may find ourselves at a competitive disadvantage to others who have not incurred the same level of expense, time and effort to create and protect their intellectual property.

Furthermore, we acquired some of the patents we currently hold from Superconductor Technologies, Inc., or STI.  Although we believe we have obtained valid assignments of patent rights from STI and STI has obtained valid assignments of patent rights from all inventors, if an inventor did not adequately assign his or her patent right to STI or STI did not adequately assign its patent rights to us, a third party could obtain a license to the patent from such inventor or STI.  This could preclude us from enforcing the patent against such third party.  In addition, because we acquired our patents from STI, some of the inventors of our patents are not our employees and they are not obligated to assist us in prosecuting, maintaining, defending and enforcing such patents.  Without the cooperation of the inventors of our patents, it may be difficult for us to prevail in any legal action involving the intellectual property rights under our patents.  Additionally, the inventors may have information, trade secrets and know-how learned while at STI that is not our property and if disclosed could provide competitors with insights that allow them to invent around our patented technology.

Accordingly, despite our efforts, we may be unable to obtain adequate patent protection, or to prevent third parties from infringing upon, misappropriating or inventing around our intellectual property.

We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Third parties may assert claims of infringement of intellectual property rights in proprietary technology against us for which we may be liable or have an indemnification obligation. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business.

Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from licensing certain designs or performing certain services or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed the claimant’s patents or copyrights, royalties or other fees. Any of these events could seriously harm our business, operating results and financial condition.

We may be unsuccessful in monetizing our intellectual property portfolio.

We have dedicated substantial resources to the development and protection of technology innovations essential to our business, and we expect these activities to continue for the foreseeable future. We also intend to aggressively pursue monetization avenues for our intellectual property portfolio, potentially including licensing, royalty or other revenue-producing arrangements. However, our revenues are currently generated in part by licensing our technology and we may never be successful in generating a revenue stream from our intellectual property, in which case our investments of time, capital and other resources into our intellectual property portfolio may not provide adequate, or any, returns.

Our customer agreements include indemnity provisions and may expose us to substantial liability for intellectual property infringement and other losses.

Our customer agreements include indemnification provisions under which we agree to indemnify third parties for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our designs, services, or other contractual obligations.  The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments could harm our business, operating results and financial condition.

We use highly specialized proprietary software as well as commercially available software pursuant to annual licenses, and the failure of this software or inability to renew any of these licenses could adversely affect our ability to design new RF filters and thus our potential for generating revenues.

We have developed and use highly specialized proprietary computer software in our design process.  The failure of any of this software to perform as expected could adversely affect our ability to produce new RF filter designs and thus our potential for generating revenues.  In addition to our proprietary software, we also use highly specialized but commercially available computer software in our design process.  We do not own this software and use it under the terms of licenses.  These licenses are made available to us at prices and on terms generally available to any customer.  If we were unable to renew any of these software licenses, we would have to locate or develop alternative software.  We cannot assure you that suitable alternative software would be available on commercially reasonable terms or could be developed by us at reasonable cost.  The loss of any one of these software licenses could adversely affect our ability to produce new RF filter designs and thus our potential for generating revenues.

Our limited operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

We have only a limited operating history upon which our business and future prospects may be evaluated.  We have encountered and will continue to encounter risks and difficulties frequently experienced by companies in rapidly developing and changing industries, including challenges related to recruiting, integrating and retaining qualified employees; making effective use of our limited resources; achieving market acceptance of our existing and future solutions; competing against companies with greater financial and technical resources; and developing new solutions.  Our current operational infrastructure may require changes for us to scale our business efficiently with additional technical personnel and effectively to keep pace with demand for our solutions, and achieve long-term profitability.  If we fail to implement these changes on a timely basis or are unable to implement them effectively, our business may suffer.  We cannot assure you that we will be successful in addressing these and other challenges we may face in the future.  As a company in a rapidly evolving industry, our business prospects depend in large part on our ability to:

•                   build a reputation for a superior solution and create trust and long-term relationships with our customers;

•                   distinguish ourselves from competitors in our industry;

•                   develop and offer competitive technologies that meet our customers’ needs as they change;

•                   respond to evolving industry standards and government regulations that impact our business;

•                   expand our business internationally; and

•                   attract, hire, integrate and retain qualified and motivated employees.

If we are unable to meet one or more of these objectives or otherwise adequately address the risks and difficulties that we face, our business may suffer, our revenue may decline and we may not be able to achieve growth or long-term profitability.

Our management team and financial reporting group is limited in size and experience which may impact the implementation and administration of financial and reporting controls and procedures.

Although our management team makes certain representations about the financial and reporting controls and procedures in our SEC filings, our management team has limited experience in implementing and maintaining our operations and our financial processes. Financial and reporting controls and procedures implemented and maintained by our management team, now or in the future, may not be adequate, with the result that there may be substantial deficiencies that will need remediation in the future. If there are inadequate controls and procedures, our financial statements and our reporting may be inaccurate or untimely.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees could severely and negatively impact our operations. We have no present intention of obtaining key-man life insurance on any of our executive officers or management.  Additionally, competition for highly skilled technical, managerial and other personnel is intense.  As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful.  If we fail to attract and retain the necessary technical and managerial personnel, our business may not grow, may suffer and might fail.

We may have difficulty managing growth in our business.

Because of our small size, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources.  As we expand our activities, there will be additional demands on these resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including issues relating to our research and development activities and retention of experienced scientists, managers and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.  If we are unable to implement these actions in a timely manner, our results may be adversely affected.

We plan to relocate our corporate headquarters and design servers, which could adversely affect our operations, operating results and financial condition, and may cause us to experience disruptions to our business.

In 2018, we plan to relocate our corporate headquarters in order to keep pace with our growth. In addition, we plan to relocate our design servers to a new dedicated third-party facility with improved security and utilities. The planned relocation may require significant management time and effort which would otherwise be devoted to focusing on ongoing business operations and other initiatives and opportunities. Moving facilities could negatively impact our ability to meet design schedules, and the expected benefits of the relocation may not be fully realized due to associated disruption to our operations and personnel. Any such delays or disruptions could have an adverse effect on our business, results of operations or financial condition.

Our worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on us.

Our customers are located around the world, including in the United States and Asia, and we expect that international sales will comprise a significant portion of total sales in the future.  In addition, products utilizing our designs will be produced, assembled and tested at third-party manufacturing facilities located primarily in Asia.  Consequently, we are subject to political, legal and economic risks associated with operations in foreign countries, including, without limitation:

•                   expropriation;

•                   changes in a specific country’s or region’s political or economic conditions;

•                   changes in tax laws, trade protection measures and import or export licensing requirements;

•                   difficulties in protecting our intellectual property;

•                   difficulties in managing staffing and exposure to different employment practices and labor laws;

•                   changes in foreign currency exchange rates;

•                   restrictions on transfers of funds and other assets of our subsidiaries between jurisdictions;

•                   changes in freight and interest rates;

•                   disruption in air transportation between the United States and overseas facilities;

•                   loss or modification of exemptions for taxes and tariffs; and

•                   compliance with U.S. laws and regulations related to international operations, including export control and economic sanctions laws and regulations and the Foreign Corrupt Practices Act.

In addition, our worldwide operations (or those of our business partners) could be subject to natural disasters such as earthquakes, tsunamis, flooding, typhoons and volcanic eruptions that disrupt manufacturing or other operations. For example, our Goleta and Burlingame operations are located near major earthquake fault lines in California. Any conflict or uncertainty in the countries in which we operate, including public health issues, safety issues, natural disasters, disruptions of service from utilities, nuclear power plant accidents or general economic or political factors, could have a material adverse effect on our business. Any of the above risks, should they occur, could result in an increase in the cost of components, production delays, general business interruptions, delays from difficulties in obtaining export licenses for certain technology, tariffs and other barriers and restrictions, longer payment cycles, increased taxes, restrictions on the repatriation of funds and the burdens of complying with a variety of foreign laws, any of which could ultimately have a material adverse effect on our business.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below the expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with generally accepted accounting principles, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources.  Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in our stock price.  Significant assumptions and estimates used in preparing our consolidated financial statements include those related to the fair values of equity instruments, other financial instruments and income taxes.

Our ability to use our net operating loss carryforwards (“NOLs”) and other tax attributes to offset future taxable income may be limited.

We have significant NOLs and R&D tax credits available to offset our future United States federal and state taxable income. Under Sections 382 and 383 of Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes, such as R&D tax credits, to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. If we experience ownership changes as a result of future transactions in our stock, then we may be further limited in our ability to use our NOLs and other tax assets to reduce taxes owed on the net taxable income that we earn. Any such limitations on the ability to use our NOLs and other tax assets could adversely impact our business, financial condition and operating results. In addition, California and certain states have suspended use of NOLs for certain taxable years and other states are considering similar measures. As a result, we may incur higher state income tax expense in the future. Depending on our future tax position, continued suspension of our ability to use NOLs in states in which we are subject to income tax could have an adverse impact on our operating results and financial condition.

Changes in U.S. tax laws and regulations, including the Tax Cuts and Jobs Act of 2017, may have a material adverse effect our business, cash flow, operating results, and financial condition.

Changes in tax laws and regulations, or changes in the interpretation of tax laws and regulations by federal or state authorities, may have a material adverse effect our business, cash flows, operating results or financial condition. The federal government recently enacted the Tax Cuts and Jobs Act of 2017, which contains many significant changes to federal income tax laws, including a reduction to the U.S. Corporate income tax rate. The reduction in the tax rate impacted our deferred tax assets by $6.8 million, which would have been recognized as tax expense if we did not have a full valuation allowance recorded against our deferred tax assets. Changes in corporate tax rates and the deductibility of expenses contained in the 2017 Tax Act or other tax reform legislation could have a material impact on the future value of our deferred tax assets, could result in significant one-time costs or expenses in the current or future taxable years, and could increase our future U.S. tax expense. In addition, foreign governments or U.S. states may enact tax laws in response to the 2017 Tax Act that could result in further changes to taxation applicable to us and materially affect our operating results and financial condition.

Security breaches and improper access to or disclosure of our proprietary information, or other hacking attacks on our systems, could adversely affect our business.

Our industry is prone to cyber-attacks, with third parties seeking unauthorized access to our proprietary information and technology. Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in our industry and may occur on our systems in the future. We believe such attempts are increasing in number and in technical sophistication, and in some instances we may be unable to anticipate these techniques or to implement adequate preventative measures. Additionally, we may be unaware of an incident or its magnitude and effects. Although we have developed systems and processes that are designed to protect our proprietary information and to prevent other cybersecurity breaches, we cannot guarantee that such measures will provide absolute security.

Any failure to prevent or mitigate security breaches and improper access to or disclosure of our proprietary information could result in the loss or misuse of such proprietary information, which could harm our business and diminish our competitive position. Such attacks may also create system disruptions or cause shutdowns. Publicity about vulnerabilities and attempted or successful incursions could damage our reputation with customers and reduce demand for our products and services.

Affected private parties or government authorities could initiate legal or regulatory actions against us in connection with any security breaches, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, and operating results.

If we choose to acquire new businesses, products or technologies, we may experience difficulty in the identification or integration of any such acquisition, and our business may suffer.

Our commercial success depends on our ability to continually enhance and broaden our product offerings in response to changing customer demands, competitive pressures and technologies. Accordingly, we may in the future pursue the acquisition of complementary businesses, products or technologies instead of developing them ourselves. We do not know if we will be able to identify or complete any future acquisitions, or whether we will be able to successfully integrate any acquired business, product or technology or retain key employees. Integrating any business, product or technology we acquire could be expensive and time consuming, disrupt our ongoing business and distract our management. Moreover, we may fail to realize the anticipated benefits of any acquisition. If we are unable to integrate any acquired businesses, products or technologies effectively, our business will suffer. In addition, any amortization or charges resulting from acquisitions could adversely affect our operating results.

Risks Relating to this Offering, the Securities Markets and Ownership of Our Common Stock

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

Purchasers of our common stock in this offering will experience an immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value of each share of common stock outstanding immediately after this offering.  Our net tangible book value as of December 31, 2017 was approximately $18.5 million, or approximately $0.95 per share of common stock.  See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use our net proceeds from this offering and you will be relying on the judgment of our management regarding the application of these proceeds.  Our management might not apply our net proceeds of this offering in ways that increase the value of your investment.  You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive.  If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

Our business could be negatively affected as a result of actions of activist stockholders, and such activism could impact the trading value of our securities.

Stockholders may, from time to time, engage in proxy solicitations or advance stockholder proposals, or otherwise attempt to effect changes and assert influence on our board of directors and management. While we strive to maintain constructive, ongoing communications with all of our stockholders, and welcome their views and opinions with the goal of enhancing value for all stockholders, activist campaigns that contest or conflict with our strategic direction or seek changes in the composition of our board of directors could have an adverse effect on our operating results and financial condition. A proxy contest would require us to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by our board of directors and management, diverting their attention from the pursuit of our business strategy. Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or changes to the composition of our board of directors or senior management team arising from a proxy contest could lead to the perception of a change in the direction of our business or instability which may be exploited by our competitors, result in the loss of potential business opportunities, and make it more difficult to pursue our strategic initiatives or attract and retain qualified personnel and business partners, any of which could adversely affect our business and operating results. If individuals are ultimately elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our stockholders. We may choose to initiate, or may become subject to, litigation as a result of the proxy contest or matters arising from the proxy contest, which would serve as a further distraction to our board of directors and management and would require us to incur significant additional costs. In addition, actions such as those described above could cause significant fluctuations in our stock price based upon temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

On October 6, 2017, Park City Capital, LLC, or Park City, currently a holder of approximately 5% of our outstanding common shares, announced its intention to initiate a proxy contest to elect a new board of directors at our 2018 annual meeting of shareholders. On March 6, 2018, Park City announced its nomination of six individuals for election to our board of directors. We intend to oppose the nomination of those six individuals to our board of directors. Park City’s founder and chief executive officer, Michael J. Fox, is currently a member of our board of directors.

A securities class action lawsuit has been filed against us in the past, and a shareholder derivative lawsuit remains pending against us. Legal proceedings of this nature could have a material adverse effect on our business, results of operations and financial condition.

In 2015, a putative class action lawsuit and shareholder derivative lawsuit were filed against us and certain of our directors and officers. A settlement of the class action lawsuit was approved in November of 2017, and a settlement of the derivative lawsuit is pending approval by the court, with the settlement approval hearing expected to take place in April of 2018.  Lawsuits of this nature may divert financial and management resources that would otherwise be used to benefit our operations.  Although we denied the material allegations in the lawsuits and defended ourselves vigorously, defending the lawsuits resulted in substantial costs and, in the case of the still-pending shareholder derivative lawsuit, could result in additional costs. In addition, we may be the target of securities-related litigation in the future. Such litigation could divert our management’s attention and resources, result in substantial costs, and have an adverse effect on our business, results of operations and financial condition.

We maintain director and officer insurance that we regard as reasonably adequate to protect us from potential claims; however, we cannot assure you that it will.  Further, if we are subject to future litigation, the costs of insurance may increase and the availability of coverage may decrease. As a result, we may not be able to maintain our current levels of insurance at a reasonable cost, or at all, which might make it more difficult to attract qualified candidates to serve as executive officers or directors of Resonant.

The price of our common stock may be volatile and the value of your investment could decline

Technology stocks have historically experienced high levels of volatility.  The trading price of our common stock may fluctuate substantially, depending on many factors, some of which are beyond our control and may not be related to our operating performance.  These fluctuations could cause you to lose all or part of your investment in our common stock.  Factors that could cause fluctuations in the trading price of our common stock include, but are not limited to, the following:

•                   the progress, completion or failure of efforts to design our commercial products;

•                   a customer decision regarding incorporation of our designs into a commercial product;

•                   the loss of any customer relationship;

•                   the addition of a new customer relationship;

•                   mergers and acquisitions involving us, our customers or our competitors;

•                   price and volume fluctuations in the overall stock market from time to time;

•                   significant volatility in the market price and trading volume of technology companies in general;

•                   fluctuations in the trading volume of our shares or the size of our public float;

•                   actual or anticipated changes or fluctuations in our results of operations;

•                   whether our results of operations meet the expectations of securities analysts or investors;

•                   actual or anticipated changes in the expectations of investors or securities analysts;

•                   litigation involving us, our industry, or both;

•                   regulatory developments in the United States, foreign countries, or both;

•                   general economic conditions and trends;

•                   major catastrophic events;

•                   lockup releases, sales of large blocks of our common stock;

•                   departures of key employees; or

•     an adverse impact on the company from any of the other risks cited herein.

In addition, if the market for technology stocks or the stock market in general, experience a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition.  The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.  Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities.  Two putative class action lawsuits were filed in March 2015 against the Company and certain of our members of the Board of Directors and executives. In addition, we may be the target of securities-related litigation in the future, both related and unrelated to the existing class action lawsuits.  Such litigation could divert our management’s attention and resources, result in substantial costs, and have an adverse effect on our business, results of operations and financial condition.

Insiders have substantial control over us, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our stockholders who own greater than 5% of our outstanding common stock, in the aggregate, beneficially own approximately 57% of the outstanding shares of our common stock as of February 26, 2018.  As a result, these stockholders will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions.  They may also have interests that differ from yours and may vote in a manner that is adverse to your interests.  This concentration of ownership may have the effect of deterring, delaying or preventing a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The NASDAQ Stock Market and other applicable securities rules and regulations.  Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources.  Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required.  As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations.  Although we have already hired additional employees to comply with these requirements, we may need to hire even more employees or retain professional service providers in the future, which will increase our costs and expenses.

In addition, we expect that these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage.  These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.  We may take advantage of these exemptions for so long as we are an “emerging growth company,” which could be as long as five years following the completion of our initial public offering.  Investors may find our common stock less attractive because we rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards.  However, we chose to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates adoption of such standards is required for non-emerging growth companies.  Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenue of at least $1.0 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on our internal control over financial reporting.  Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective.  This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management.  If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the date we are an accelerated filer or large accelerated filer, or the date we are no longer an “emerging growth company.”  At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.  Our remediation efforts may not enable us to avoid a material weakness in the future.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business.  We do not have any control over these analysts.  If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline.  If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any dividends on our common stock.  We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future.  As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

Our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change in control of our company.  These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management.  These provisions include:

•                   the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•                   the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•                   a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•                   the requirement that a special meeting of stockholders may be called only by the chairman of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or a majority vote of our board of directors, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•                   the requirement for the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend the provisions of our amended and restated certificate of incorporation relating to the management of our business or our amended and restated bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•                   the ability of our board of directors, by majority vote, to amend our amended and restated bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our amended and restated bylaws to facilitate an unsolicited takeover attempt; and

•                   advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law.  These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time.

Risks Related to Government Regulation

Our failure to comply with U.S. laws and regulations relating to the export and import of goods, technology, and software could subject us to penalties and other sanctions and restrict our ability to license and develop our filter designs.

We are obligated by law to comply with all U.S. laws and regulations governing the export and import of goods, technology, and services, including the International Traffic in Arms Regulations, or ITAR, the Export Administration Regulations, or EAR, regulations administered by the Department of Treasury’s Office of Foreign Assets Control, and regulations administered by the Bureau of Alcohol Tobacco Firearms and Explosives governing the importation of items on the U.S. Munitions Import List.  Pursuant to these regulations, we are responsible for determining the proper licensing jurisdiction and export classification of our filter designs, and obtaining all necessary licenses or other approvals, if required, for exports and imports of technical data, and software, or for the provision of technical assistance or other defense services to or on behalf of foreign persons.  We are also required to obtain export licenses, if required, before employing or otherwise utilizing foreign persons in the performance of our contracts if the foreign person will have access to export-controlled technical data or software.  The violation of any of the applicable laws and regulations could subject us to administrative, civil, and criminal penalties.

These regulations could restrict our ability to license existing filter designs and develop new designs.  For example, as a result of ITAR requirements, we are unable to supply certain products to China satellite companies or end users, which comprise a significant part of the overall satellite market. Changes in our designs or changes in export and import regulations may create delays in the introduction of our designs in international markets, prevent our customers with international operations from deploying products incorporating our designs throughout their global systems or, in some cases, prevent the export or import of product including our designs to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons, or technologies targeted by such regulations, could result in decreased use of our designs by, or our ability to export or license our designs to, existing or potential customers with international operations and decreased revenue. Additionally, failure to comply with these laws could result in sanctions by the U.S. government, including substantial monetary penalties, denial of export privileges, and debarment from government contracts.

If we fail to comply with anti-bribery laws, including the U.S. Foreign Corrupt Practices Act, or FCPA, we could be subject to civil and/or criminal penalties.

As a result of our international operations, we may be subject to anti-bribery laws, including the FCPA, which prohibits companies from making improper payments to foreign officials for the purpose of obtaining or keeping business.  If we fail to comply with these laws, the U.S. Department of Justice, the Securities and Exchange Commission, or SEC, or other U.S. or foreign governmental authorities could seek civil and/or criminal sanctions, including monetary fines and penalties against us or our employees, as well as additional changes to our business practices and compliance programs, which could have a material adverse effect on our business, results of operations, or financial condition.

Developments stemming from changes in the Government administrations, both foreign and domestic, could adversely affect our business.

Changes in administration could result in changes to political, regulatory and economic laws, policies and conditions that could severely and negatively impact our business. For example, the Trump administration has expressed doubt regarding existing trade agreements, such as the North American Free Trade Agreement (NAFTA), issued an executive order announcing the United States’ withdrawal from the Trans-Pacific Partnership (TPP), and has raised the possibility of imposing tariffs on goods imported into the United States, including from China. Our customers are located around the world, and we expect that international sales will comprise a substantial portion of total sales in the future. In addition, we expect that products utilizing our designs will be produced, assembled and tested at third-party manufacturing facilities located primarily in Asia. Changes in U.S. political, regulatory and economic conditions or laws and policies governing U.S. tax laws, foreign trade, manufacturing, and development and investment in the countries where we or our customers operate could adversely affect our operating results and our business.

Changes in current laws or regulations or the imposition of new laws or regulations could impede the license of our designs or otherwise harm our business.

Wireless networks can only operate in the frequency bands, or spectrum, allowed by regulators and in accordance with rules governing how the spectrum can be used.  The Federal Communications Commission, or the FCC, in the United States, as well as regulators in foreign countries, have broad jurisdiction over the allocation of frequency bands for wireless networks.  We therefore will rely on the FCC and international regulators to provide sufficient spectrum and usage rules.  For example, countries such as China, Japan or Korea heavily regulate all aspects of their wireless communication industries, and may restrict spectrum allocation or usage.  If this were to occur, it would make it difficult for us to license our designs for use in mobile devices in that region.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•                   our ability to fund our planned operations and implement our business plan;

•                   the status of filter designs under development;

•                   the prospects for licensing filter designs upon completion of development;

•                   plans for other filter designs not currently in development;

•                   potential customers for our designs;

•                   the timing and amount of future royalty streams;

•                   our plans regarding the use of proceeds from our equity financings and the expected duration of our capital resources;

•                   our plans regarding future financings;

•                   our hiring plans;

•                   the impact of our designs on the mobile device market;

•                   our business strategy;

•                   our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•                   the timing and success of our plan of commercialization;

•                   our dependence on growth in our customers’ businesses;

•                   our customers’ success in marketing products incorporating our designs to their customers;

•                   the effects of market conditions on our stock price and operating results;

•                   our ability to maintain our competitive technological advantages against competitors in our industry and the related costs associated with defending intellectual property infringement and other claims;

•                   our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

•                   our ability to introduce new filter designs and bring them to market in a timely manner;

•                   our ability to maintain, protect and enhance our intellectual property;

•                   our expectations concerning our relationships with our customers and other third parties and our customers’ relationships with their manufacturers;

•                   the attraction and retention of qualified employees and key personnel;

•                   future acquisitions of or investments in complementary companies or technologies; and

•                   our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus supplement.  Before deciding to purchase our securities, you should carefully read both this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale to the public of 5,714,286 shares of our common stock in this offering will be approximately $18.4 million, after deducting the underwriting discount and estimated offering expenses payable by us.  If the underwriter exercises its over-allotment option in full, we estimate the net proceeds to us from this offering will be approximately $21.2 million.

We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and other general corporate purposes, and for product development.  We also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to our business if and when suitable opportunities arise; however, we currently have no commitments or agreements with respect to any such transactions.  We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures.  As a result, our management will have broad discretion to allocate the net proceeds of this offering.  Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, investment-grade securities.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Capital Market under the symbol “RESN.” The following table sets forth for the periods indicated the high and low sale prices per share of our common stock as reported on the NASDAQ Capital Market:

Price Per Share
	High	Low
Year Ended December 31, 2016
First Quarter	$ 3.50	$ 1.69
Second Quarter	$ 5.10	$ 2.50
Third Quarter	$ 6.76	$ 4.01
Fourth Quarter	$ 5.65	$ 4.25
Year Ended December 31, 2017
First Quarter	$ 5.39	$ 4.00
Second Quarter	$ 5.55	$ 3.82
Third Quarter	$ 5.30	$ 4.11
Fourth Quarter	$ 8.55	$ 4.09
Year Ending December 31, 2018
First Quarter (through March 22, 2018)	$ 7.99	$ 3.64

On March 22, 2018, the last reported sale price of our common stock on The NASDAQ Capital Market was $3.77 per share.  On March 1, 2018, we had approximately 66 holders of record of our common stock.  The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DIVIDENDS

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

The net tangible book value of our common stock as of December 31, 2017 was approximately $18.5 million, or approximately $0.95 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.  After giving effect to the sale by us of 5,714,286 shares of common stock in this offering at the public offering price of $3.50 per share and after deducting the estimated underwriting discount and estimated offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been approximately $36.9 million, or $1.46 per share.  This represents an immediate increase in net tangible book value of $0.51 per share to existing stockholders and an immediate dilution of $2.04 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$3.50
Net tangible book value per share as of December 31, 2017	$0.95
Increase per share attributable to new investors after giving effect to the offering	0.51
Net tangible book value per share after giving effect to the offering		1.46
Dilution in net tangible book value per share to new investors		$2.04

If the underwriter’s over-allotment option is exercised in full to purchase 857,142 additional shares of common stock in this offering, based upon a public offering price of $3.50, the net tangible book value per share after giving effect to the offering would be $1.52 per share, the increase in the net tangible book value per share to existing stockholders would be $0.57 per share and the dilution to the new investors would be $1.98 per share.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering, or the release of shares upon vesting of restricted stock units.

The foregoing table is based on 19,511,276 shares of our common stock outstanding as of December 31, 2017 and excludes the following:

•                 1,082,490 shares of our common stock issuable upon exercise of options outstanding as of December 31, 2017 granted under our equity incentive plans at a weighted average exercise price of $4.87 per share;

•                 1,476,858 shares of our common stock issuable upon the release of restricted stock units outstanding as of December 31, 2017 granted under our equity incentive plans with a weighted average grant date fair value of $4.96 per share; and

•                 2,863,546 shares of our common stock available as of December 31, 2017 for issuance or future grant pursuant to our equity incentive plan; and

•                 3,730,255 shares of our common stock issuable upon exercise of warrants outstanding as of December 31, 2017 at a weighted average exercise price of $4.22 per share.

CAPITALIZATION

The following table sets forth capitalization as of December 31, 2017:

•                 on an actual basis; and

•                 on an as adjusted basis to give effect to the sale of 5,714,286 shares of common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	Actual	As Adjusted
Cash and cash equivalents	$19,524,000	$37,909,000
Stockholders’ Equity:
Common stock, $0.001 par value: 47,000,000 shares authorized; 19,511,276 shares outstanding	20,000	26,000
Preferred stock, $0.001 par value: 3,000,000 shares authorized; no shares outstanding	--	--
Additional paid-in-capital	88,447,000	106,826,000
Accumulated other comprehensive loss	(7,000)	(7,000)
Accumulated deficit	(67,812,000)	(67,812,000)
Total stockholders’ equity	20,648,000	39,033,000
Total capitalization	$20,648,000	$39,033,000

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC is acting as representative of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us, less the underwriting discounts and commissions, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC	4,285,715
National Securities Corporation	857,143
Craig-Hallum Capital Group LLC	571,428
Total	5,714,286

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any, described below.

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We have granted an option to the underwriters to purchase up to 857,142 additional shares of common stock for the purpose of covering overallotments made in connection with the offering, if any, at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $0.126 per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

The following table summarizes the public offering price per share, total underwriting discount and commission and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$3.50	$20,000,001	$22,999,998
Underwriting discounts and commissions	$0.21	$1,200,000	$1,380,000
Proceeds, before expenses, to us	$3.29	$18,800,001	$21,619,998

We estimate that the total expenses of the offering, excluding the underwriting discount and commissions, will be approximately $415,000, which includes (i) $100,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering and (ii) an advisory fee of $75,000 paid to each of Drexel Hamilton, LLC and H.C. Wainwright & Co. to act as our financial advisors in connection with this offering. Drexel Hamilton, LLC and H.C. Wainwright & Co. will not underwrite or purchase any securities in this offering.

We have agreed not to offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock (other than pursuant to employee stock incentive plans disclosed in this prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of the underwriting agreement) for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. Our executive officers and certain of our directors have agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, hedge or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.

These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Specifically, the underwriters may sell more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved is not greater than the number of shares that the underwriters’ may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the underwriters’ option to purchase additional shares. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on the NASDAQ Capital Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•                    a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•                    net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•                    passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

European Economic Area

To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

Canada

Any distribution of the shares of common stock in Canada will be made on a private placement basis. Canadian investors participating in any such private placement should refer to the Canadian Offering Memorandum distributed in conjunction with the U.S. prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. DLA Piper LLP (US), Houston, Texas, is acting as counsel for the underwriter in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

The consolidated balance sheet of Resonant Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows of Resonant Inc. for each of the two years in the period ended December 31, 2017, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-36467):

•                  our Annual Report on Form 10-K for our fiscal year ended December 31, 2017 (filed on February 28, 2018), as amended by Amendment No. 1 to Annual Report on Form 10-K/A for our fiscal year ended December 31, 2017 (filed on March 19, 2018);

•                  our Current Report on Form 8-K, dated February 1, 2018 (filed on February 9, 2018); and

•                  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on May 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of this prospectus supplement until the completion or termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus supplement, including exhibits to these documents.  You should direct any requests for copies to:  Investor Relations, Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117; telephone number (805) 308-9803.

PROSPECTUS

$35,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to $35,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on The Nasdaq Capital Market under the symbol “RESN.” On May 11, 2016, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.54. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

On May 11, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was $24,904,000.  We have not previously offered pursuant to General Instruction I.B.6. of Form S-3 any securities during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2016.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock and various series of debt securities in one or more offerings, up to a total dollar amount of $35,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Resonant” refer to Resonant Inc. and its subsidiaries.

RESONANT INC.

Resonant Inc. is a late-stage development company creating innovative filter designs for the RF front-end for the mobile device industry. The RF front-end, or RFFE, is the circuitry in a mobile device responsible for analog signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals.

Using a patented, fundamentally new technology called Infinite Synthesized Networks®, or ISN®, we have developed a new method of designing RF filters that can displace conventional filters by providing significant cost and size reductions, fewer components and improved performance. We plan to commercialize our technology by creating filter designs that address the problems created by the growing number of frequency bands in the RF front-end of mobile devices. We are developing a series of single-band surface acoustic wave, or SAW, filter designs for frequency bands presently dominated by larger and more expensive bulk acoustic wave, or BAW, filters.  We are also developing multiplexer filter designs for 2 or more bands to address the carrier aggregation requirements of our customers. Finally, we are developing reconfigurable filter designs to replace multiple filters for multiple bands.  In order to succeed, we must convince RF front-end suppliers that our filter designs can significantly reduce the size and cost of their products.

We were incorporated in Delaware in January 2012. Our principal executive offices are located at 110 Castilian Drive, Suite 100, Goleta, California 93117, and our telephone number at this location is (805) 308-9803.  Our website address is www.resonant.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•                 the status of filter designs under development;

•                 the prospects for licensing filter designs upon completion of development;

•                 plans for other filter designs not currently in development;

•                 potential customers for our designs;

•                 the timing and amount of future royalty streams;

•                 our plans regarding the use of proceeds from our equity financings and the expected duration of our capital resources;

•                 our plans regarding future financings;

•                 our hiring plans;

•                 the impact of our designs on the mobile device market;

•                 our business strategy;

•                 our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•                 the timing and success of our plan of commercialization;

•                 our dependence on growth in our customers’ businesses;

•                 the effects of market conditions on our stock price and operating results;

•                 our ability to maintain our competitive technological advantages against competitors in our industry and the related costs associated with defending intellectual property infringement and other claims;

•                 our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

•                 our ability to introduce new filter designs and bring them to market in a timely manner;

•                 our ability to maintain, protect and enhance our intellectual property;

•                 our expectations concerning our relationships with our customers and other third parties and our customers’ relationships with their manufacturers;

•                 the attraction and retention of qualified employees and key personnel;

•                 future acquisitions of or investments in complementary companies or technologies; and

•                 our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus.  Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $35,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                 designation or classification;

•                 aggregate principal amount or aggregate offering price;

•                 maturity, if applicable;

•                 original issue discount, if any;

•                 rates and times of payment of interest or dividends, if any;

•                 redemption, conversion, exercise, exchange or sinking fund terms, if any;

•                 ranking;

•                 restrictive covenants, if any;

•                 voting or other rights, if any;

•                 conversion prices, if any; and

•                 important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•                 the names of those agents or underwriters;

•                 applicable fees, discounts and commissions to be paid to them;

•                 details regarding over-allotment options, if any; and

•                 the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets legally available for distribution to stockholders remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.  We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and other general corporate purposes, and for product development.  We also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to our business if and when suitable opportunities arise; however, we currently have no commitments or agreements with respect to any such transactions.  Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 47,000,000 shares of common stock, $0.001 par value, and 3,000,000 shares of preferred stock, $0.001 par value. As of May 11, 2016, there were 9,411,894 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law.  For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable.  Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue up to 3,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be fully paid and non-assessable.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•                 the title and stated value;

•                 the number of shares we are offering;

•                 the liquidation preference per share;

•                 the purchase price;

•                 the dividend rate, period and payment date and method of calculation for dividends;

•                 whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                 the procedures for any auction and remarketing, if any;

•                 the provisions for a sinking fund, if any;

•                 the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                 any listing of the preferred stock on any securities exchange or market;

•                 whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                 whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•                 voting rights, if any, of the preferred stock;

•                 preemptive rights, if any;

•                 restrictions on transfer, sale or other assignment, if any;

•                 whether interests in the preferred stock will be represented by depositary shares;

•                 a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•                 the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                 any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                 any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our certificate of incorporation and bylaws contain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market place of our common stock.

Our certificate of incorporation limits the personal liability for monetary damages for breach of fiduciary duty of our directors to Resonant and our stockholders to the fullest extent permitted by the Delaware General Corporation Law. The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty.

Our certificate of incorporation provides that all stockholder action must be effected at a meeting of stockholders and not by a consent in writing. In addition, our certificate of incorporation and bylaws provide that, except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to call a special meeting of the holders of such series, special meetings of stockholders of Resonant may be called only by the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Finally, our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals.

Delaware Law. We are subject to Section 203 of DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                 before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•                 upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                 on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•                 any merger or consolidation involving the corporation and the interested stockholder;

•                 any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                 subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                 any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                 the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of Resonant may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 30170, College Station, TX 77842, and its telephone number is (800) 368-5948.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “RESN.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.  We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations and financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•                 the title of the series of debt securities;

•                 any limit upon the aggregate principal amount that may be issued;

•                 the maturity date or dates;

•                 the form of the debt securities of the series;

•                 the applicability of any guarantees;

•                 whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                 whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•                 if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•                 the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                 our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                 if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•                 the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•                 the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                 any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•                 whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•                 if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•                 if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•                 additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•                 additions to or changes in the events of default with respect to the securities and any change in the right of the debenture trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•                 additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•                 additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•                 additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•                 the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•                 whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•                 the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•                 any restrictions on transfer, sale or assignment of the debt securities of the series; and

•                 any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•                 if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                 if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•                 if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                 if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•                 the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                 subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•                 the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•                 the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•                 the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•                 to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•                 to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•                 to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•                 to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•                 to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•                 to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•                 to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•                 to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•                 to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•                 extending the fixed maturity of the series of debt securities;

•                 reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•                 reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•                 provide for payment;

•                 register the transfer or exchange of debt securities of the series;

•                 replace stolen, lost or mutilated debt securities of the series;

•                 pay principal of and premium and interest on any debt securities of the series;

•                 maintain paying agencies;

•                 hold monies for payment in trust;

•                 recover excess money held by the trustee;

•                 compensate and indemnify the trustee; and

•                 appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of any series of debt securities can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                 issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                 register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in New York City as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of California, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•                 the offering price and aggregate number of warrants offered;

•                 the currency for which the warrants may be purchased;

•                 if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                 in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•                 in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                 the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•                 the terms of any rights to redeem or call the warrants;

•                 any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                 the dates on which the right to exercise the warrants will commence and expire;

•                 the manner in which the warrant agreements and warrants may be modified;

•                 a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•                 the terms of the securities issuable upon exercise of the warrants; and

•                 any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•                 in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•                 in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of California.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of April 30, 2016, there were outstanding the following warrants to purchase shares of our common stock:

•                 warrants to purchase an aggregate of 249,999 shares of our common stock at an exercise price of $0.20 per share, which warrants expire on March 19, 2018;

•                 warrants to purchase an aggregate of 105,557 shares of our common stock at an exercise price of $0.01 per share, which warrants expire on June 17, 2020;

•                 warrants to purchase an aggregate of 78,186 shares of our common stock at an exercise price of $3.35 per share, which warrants expire on June 17, 2020;

•                 warrants to purchase an aggregate of 310,500 shares of our common stock at an exercise price of $7.50 per share, which warrants expire on May 28, 2019;

•                 warrants to purchase an aggregate of 42,000 shares of our common stock at an exercise price of $8.31 per share, which warrants expire on July 21, 2017;

•                 warrants to purchase an aggregate of 6,000 shares of our common stock at an exercise price of $6.50 per share, which warrants expire on September 30, 2018;

•                 warrants to purchase an aggregate of 2,096,724 shares of our common stock at an exercise price of $2.86 per share, which warrants expire on April 25, 2019.

The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                 how it handles securities payments and notices;

•                 whether it imposes fees or charges;

•                 how it would handle a request for the holders’ consent, if ever required;

•                 whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                 how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                 if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•                 an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                 an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                 an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                 an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                 the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•                 we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•                 the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                 financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•                 if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                 if we notify any applicable trustee that we wish to terminate that global security; or

•                 if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•                 at a fixed price or prices, which may be changed;

•                 at market prices prevailing at the time of sale;

•                 at prices related to such prevailing market prices; or

•                 at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•                 the name or names of the underwriters, if any;

•                 the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•                 any over-allotment options under which underwriters may purchase additional securities from us;

•                 any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•                 any public offering price;

•                 any discounts or concessions allowed or reallowed or paid to dealers; and

•                 any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.

EXPERTS

The consolidated balance sheet of Resonant Inc. as of December 31, 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows of Resonant Inc. for the year ended December 31, 2015, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Resonant Inc. as of December 31, 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows of Resonant Inc. for the year ended December 31, 2014, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-36467):

•                 our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 (filed on March 25, 2016);

•                 our Quarterly Report on Form 10-Q for our quarter ended March 31, 2016 (filed on May 12, 2016);

•                 our Current Reports on Form 8-K, dated February 16, 2016 (filed on February 19, 2016); dated February 29, 2016 (filed on March 4, 2016); and dated April 20, 2016 (filed on April 26, 2016); and

•                 the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on May 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents.  You should direct any requests for copies to:  Investor Relations, Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117; telephone number (805) 308-9803.

5,714,286 Shares

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PROSPECTUS SUPPLEMENT

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Needham & Company

National Securities Corporation

Craig-Hallum Capital Group

March 22, 2018